SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 28, 1995 (this "Amendment"), is by and among PATRICK INDUSTRIES, INC., an Indiana corporation (the "Company"), the Banks set forth on the signature pages hereof (collectively, the "Banks" and individually, a "Bank"), and NBD BANK, an Indiana banking corporation, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

     A. The Company, the Banks and the Agent are parties to a Credit Agreement dated as of February 2, 1994, as amended by a First Amendment to Credit Agreement dated as of October 27, 1994 (as amended, the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Company.

     B. The Company has requested that the Agent and the Banks amend certain terms and conditions of the Credit Agreement to increase the Revolving Credit Commitment from $10,000,000 to $13,000,000, and to make certain other amendments to the Credit Agreement, all as more particularly described herein, and the Agent and the Banks are willing to amend such terms and conditions of the Credit Agreement on the terms and conditions hereof.

                                      TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

                             ARTICLE I.  AMENDMENTS.

     Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

     1.1 The third WHEREAS clause of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

          WHEREAS, the Company desires to obtain a term loan in the amount of $10,000,000 and a revolving credit facility in the amount of $13,000,000, in order to provide funds for the purposes of refinancing the term loan made pursuant to the Original Credit Agreement (the "Original Term Loan"), for working capital, capital expenditures and acquisitions, and for its other corporate purposes, and the Banks are willing to make such a term loan and to establish such a revolving credit facility in favor of the Company upon the terms and conditions herein set forth.

     1.2 The definition of "Revolving Credit Commitment" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

          "Revolving Credit Commitment" shall mean, with respect to the Banks, the commitment of the Banks to make Revolving Credit Loans pursuant to Section 2.1(a) in amounts not exceeding an aggregate principal amount outstanding at any time of $13,000,000.

     1.3 Exhibit A to the Credit Agreement, the Revolving Credit Note, shall be amended and restated in its entirety in the form of Exhibit A attached hereto.

                          ARTICLE II.  REPRESENTATIONS.

     The Company represents and warrants that:

     2.1 The execution, delivery and performance of this Amendment are within its powers, have been duly authorized and are not in contravention of any law, of the terms of its charter or by-laws, or any undertaking to which it is a party or by which it is bound.

     2.2 This Amendment has been duly executed and delivered and is valid, binding and enforceable against the Company in accordance with its terms.

     2.3 After giving effect to this Amendment, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and there shall exist no Default or Event of Default.

                   ARTICLE III.  CONDITIONS OF EFFECTIVENESS.

     This Amendment shall not become effective until the following shall have been delivered to the Agent:

     3.1 A duly executed Revolving Credit Note in the form of Exhibit a attached hereto.

     3.2 A copy of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company, as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment.

                           ARTICLE IV.  MISCELLANEOUS.

     4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay, and to save the Agent and the Banks harmless for the payment of, all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent and the Banks in connection with preparing this Amendment and the related documents.

     4.3 Except as expressly amended hereby, the Credit Agreement and all certificates and other documents executed pursuant thereto, shall remain in full force and effect. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     4.4 The Company agrees that the Credit Agreement and all other documents and agreements executed by the Company in connection with the Credit Agreement are ratified and confirmed and shall remain in full force and effect and that it has not set off, counterclaim or defense with respect to any of the foregoing.

     4.5 This document may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     4.6 This Amendment shall be deemed to be a contract made under and for all purposes shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State, without regard to the choice of law principles of such State.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of June 28, 1995.

                                   PATRICK INDUSTRIES, INC.

                                   By: _______________________________
                                          Its: ____________________________


                                   And: ______________________________
                                            Its: ___________________________
Address for Notices:               NBD BANK

611 Woodward Avenue
Detroit, Michigan 48226            By: _______________________________
Attention: Michael F. Edwards
          Midwest Banking                 Its: ____________________________
          Division
Facsimile: (313) 225-1671
          (313) 225-3335

Addresses for Notices:             NBD BANK,
                                   as Agent and as a Bank
121 West Franklin Street
Elkhart, Indiana 46515
Attention:   Donald E. Hobik       By: ________________________________
Facsimile:  (219) 294-7030
Telephone: (219) 294-6621                 Its: _____________________________

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


$13,000,000                                                 June 28, 1995
                                                           Elkhart, Indiana

     FOR VALUE RECEIVED, PATRICK INDUSTRIES, INC., an Indiana corporation (the "Company"), hereby promises to pay to the order of NBD Bank, a Michigan banking corporation, and NBD BANK, an Indiana banking corporation (the "Agent", and, together with NBD Bank, the "Banks"), jointly, at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of Thirteen Million Dollars ($13,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Agent, on the Revolving Credit Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below. Payment to any one of the Banks hereunder shall constitute payment to both of the Banks.

     The Agent is hereby authorized by the Company to record on the schedule attached to this Revolving Credit Note, or on its books and records, the date and amount of each Revolving Credit Note, or on its books and records, the date and amount of each Revolving Credit Loan, the duration of the related Eurodollar Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Agent to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such Revolving Credit Loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Revolving Credit Note and the Credit Agreement, as defined below.

     The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Revolving Credit Note. Should the indebtedness evidenced by this Revolving Credit Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Revolving Credit Note, including attorneys fees and expenses.

     This Revolving Credit Note evidences one or more Revolving Credit Loans made under that certain Credit Agreement dated as of February 2, 1994, as amended by a First Amendment to Credit Agreement dated as of October 27, 1994 and as further amended by a Second Amendment to Credit Agreement dated as of June 28, 1995 (as amended and as further amended from time to time, the "Credit Agreement"), by and among the Company, the Agent and the Banks, to which reference is hereby made for a statement of the circumstances under which this Revolving Credit Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Revolving Credit Note. Capitalized terms used but not defined in this Revolving Credit Note shall have the respective meanings assigned to them in the Credit Agreement.

     This Revolving Credit Note is issued in replacement of, but not in repayment of, that certain Revolving Credit Note dated October 27, 1994 in the stated principal amount of $10,000,000 payable by the Company to the Banks.

     This Revolving Credit Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State and without giving effect to the choice of law principles of such State.

                                   PATRICK INDUSTRIES, INC.

                                   By: ________________________________

                                          Its: _____________________________


                                   And: _______________________________

                                            Its: ____________________________








                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


              Schedule to Revolving Credit Note dated June 28, 1995
                        made by Patrick Industries, Inc.
              In favor of NBD Bank, a Michigan banking corporation
                  and NBD Bank, an Indiana banking corporation







_________________________________
* E - Eurodollar Rate
   F - Floating Rate







                                    EXHIBIT A

                              REVOLVING CREDIT NOTE